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                                  Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in uWink, Inc.'s previously filed Registration Statements on Form S-8 (file No 333-116807 and 333-122907 filed on June 24, 2004 and February 18, 2005, respectively, and file No 333-135113 and 333-138778 filed on June 19, 2006 and November 17, 2006, respectively) of our report, dated March 7, 2006, for the years ended December 31, 2005 and 2004, appearing in this Annual Report on Form 10-KSB/A of uWink, Inc for the years ended December 31, 2005 and 2004.


/s/ Kabani & Company, Inc.

Los Angeles

November 28, 2006